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                                                              [TSX LOGO OMITTED]
                                                         TSX VENTURE
                                                            EXCHANGE


                                     FORM 6A

                         SEED SHARE RESALE RESTRICTIONS
                                POOLING AGREEMENT

THIS AGREEMENT is dated for reference the 1st day of April, 2004 and made

AMONG:   NATIONAL BANK TRUST INC.

         (the "ESCROW AGENT");

AND:     LMS MEDICAL SYSTEMS INC.

         (the "ISSUER");

AND:     EACH SHAREHOLDER, AS DEFINED IN THIS AGREEMENT

         (collectively, the "PARTIES").

WHEREAS:

a) The Shareholder has acquired or is about to acquire common shares of the Issuer;

b) As a condition of the listing of these shares on the TSX Venture Exchange Inc., the Shareholder is required to comply with the Exchange's Seed Share Resale Restrictions; and

c) The Escrow Agent has agreed to act as escrow agent in respect of the shares of the Shareholder;


NOW THEREFORE in consideration of the covenants contained in this agreement and other good and valuable consideration (the receipt and sufficiency of which is acknowledged), the Parties agree as follows:



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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 1
(AS AT AUGUST 2002)               POOLING AGREEMENT

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1.   INTERPRETATION

In this agreement:

a)   "EXCHANGE" means the TSX Venture Exchange Inc.;

b) "SEED SHARE RESALE RESTRICTIONS" means section 10 of Policy 5.4 of the Exchange's Corporate Finance Manual, as amended from time to time;

c) "SHAREHOLDER" means a holder of shares of the Issuer who executes this agreement; and

d) "SHARES" means the shares of the Shareholder described in Schedule A to this agreement, as amended from time to time in accordance with section 7(3) and 9.

2.   PLACEMENT OF SHARES IN ESCROW

The Shareholder places the Shares in pool (legally, in escrow) with the Escrow Agent and the Issuer and the Shareholder shall deliver the certificates representing the Shares to the Escrow Agent as soon as practicable.

3.   VOTING OF SHARES IN ESCROW

The Shareholder may exercise all voting rights attached to the Shares.

4.   WAIVER OF SHAREHOLDER'S RIGHTS

The Shareholder waives no rights attached to the Shares, except the right to sell the Shares while they are pooled.

5.   ABSTENTION FROM VOTING AS A DIRECTOR

A Shareholder that is or becomes a director of the Issuer must abstain from voting on a directors' resolution to cancel any of the Shares.

6.   TRANSFER WITHIN ESCROW

1) The Shareholder shall not assign, deal in, pledge, sell, trade or transfer in any manner whatsoever, or agree to do so in the future, any of the Shares or any beneficial interest in them, except:

     a) a transfer of Shares from the Shareholder to a registered retirement savings plan the sole beneficiary of which is the Shareholder; or

     b)   with the written consent of the Exchange.


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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 2
(AS AT AUGUST 2002)               POOLING AGREEMENT

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2)   Subject to the exceptions set out in section 6(1)(a) and (b) above, the
     Escrow Agent shall not effect or acknowledge any transfer, trade, pledge, hypothecation, assignment, declaration of trust or any other documents evidencing a change in the legal or beneficial ownership of or interest in the Shares.

3) Upon the death or bankruptcy of a Shareholder, the Escrow Agent shall hold the Shares subject to this agreement for the person that is legally entitled to become the registered owner of the Shares.

7.   RELEASE FROM ESCROW

1) The Shareholder irrevocably directs the Escrow Agent to retain the Shares until the Shares are released from escrow pursuant to subsection (2).

2) The Escrow Agent shall not release the Shares from escrow except in accordance with the Seed Share Resale Restrictions which are as follows:

     (i)  the Shares shall be subject to a four month hold period with

          (a) 20% of the Shares being released on the date of Completion of the Qualifying Transaction (as defined in the Exchange's Policy 2.4 - Capital Pool Companies) involving the Issuer and LMS Medical Systems Ltd.,

          (b) 20% of the Shares being released on the first day of the first month thereafter,

          (c) 20% of the Shares being released on the first day of the second month thereafter,

          (d) 20% of the Shares being released on the first day of the third month thereafter, and with

          (e) 20% of the Shares being released on the first day of the fourth month thereafter.

3) The release from escrow of any of the Shares shall terminate this agreement only in respect of the Shares so released.

4) Upon receiving the written consent of the Exchange, the Escrow Agent shall release all of the Shares from escrow which have not been previously released.

8.   NO SURRENDER FOR CANCELLATION

The Shareholder shall not be required to surrender the Shares for cancellation pursuant to this Agreement.


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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 3
(AS AT AUGUST 2002)               POOLING AGREEMENT


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9.   AMENDMENT OF AGREEMENT

1) Subject to subsection (2), this agreement may be amended only by a written agreement among the Parties and with the written consent of the Exchange.

2)   Schedule A to this agreement shall be amended upon

     a)   a transfer of Shares pursuant to section 6, or

     b)   a release of Shares from escrow pursuant to section 7

     and the Escrow Agent shall note the amendment on the Schedule A in its possession.

10.  INDEMNIFICATION

The Issuer shall release, indemnify and save harmless the Escrow Agent and the Exchange from all costs, charges, claims, demands, damages, losses and expenses resulting from administering this agreement and compliance in good faith with this agreement.

11.  RESIGNATION OF ESCROW AGENT

1) If the Escrow Agent wishes to resign as escrow agent in respect of the Shares, the Escrow Agent shall give notice to the Issuer.

2) If the Issuer wishes the Escrow Agent to resign as escrow agent in respect of the Shares, the Issuer shall give notice to the Escrow Agent.

3) A notice referred to in subsection (1) or (2) shall be in writing and delivered to the party at the address set out above, and the notice shall be deemed to have been received on the date of delivery. The Issuer or the Escrow Agent may change its address for notice by giving notice to the other party in accordance with this subsection.

4) A copy of a notice referred to in subsection (1) or (2) shall concurrently be delivered to the Exchange.

5) The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this agreement on the date that is 60 days after the date of receipt of the notice referred to in subsection (1) or (2) or on such other date as the Escrow Agent and the Issuer may agree upon (the "Resignation Date").

6) The Issuer shall, before the resignation date and with the written consent of the Exchange, appoint another escrow agent and that appointment shall be binding on the Issuer and the Shareholders.

12.  FURTHER ASSURANCE

The Parties shall execute and deliver any documents and perform any acts necessary to carry out the intent of this agreement.

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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 4
(AS AT AUGUST 2002)               POOLING AGREEMENT

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13.  TIME

Time is of the essence of this agreement.

14.  GOVERNING LAWS

This agreement shall be construed in accordance with and governed by the laws of Ontario and the laws of Canada applicable in Ontario.

15.  COUNTERPARTS

This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

16.  SINGULAR AND PLURAL

Wherever a singular expression is used in this agreement, that expression is deemed to include the plural or the body corporate where required by the context.

17.  ENUREMENT

This agreement enures to the benefit of and is binding on the Parties and their heirs, executors, administrators, successors and permitted assigns.

18.  LANGUAGE

This agreement has been drawn up in the English language at the request of all parties. Cet acte a ete redige en anglais a la demande de toutes les parties.



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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 5
(AS AT AUGUST 2002)               POOLING AGREEMENT


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The Parties have executed and delivered this agreement as of the date of reference of this agreement.


NATIONAL BANK TRUST INC.                )
                                        )
                                        )
Per:                                    )   c/s
     -----------------------------------
       Authorized signatory             )
                                        )
Per:                                    )
     -----------------------------------
       Authorized signatory             )




LMS MEDICAL SYSTEMS INC.                )
                                        )
                                        )
Per:                                    )   c/s
     -----------------------------------
       Authorized signatory             )
                                        )
Per:                                    )
     -----------------------------------
       Authorized signatory             )



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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 6
(AS AT AUGUST 2002)               POOLING AGREEMENT


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Where the Shareholder is an individual:



Signed, sealed and delivered by         )
o  in the presence of:                  )
                                        )
                                        )
----------------------------------------
Name                                    )
                                        )
                                        )
                                        )
----------------------------------------        --------------------------------
Address                                 )              Name of Shareholder
                                        )
                                        )
                                        )
----------------------------------------        --------------------------------
                                        )               number of Shares
                                        )
                                        )
----------------------------------------
Occupation


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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 7
(AS AT AUGUST 2002)               POOLING AGREEMENT


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Where the Shareholder is a company:

o                                       )
                                        )
                                        )
Per:                                    )   c/s
     -----------------------------------
       Authorized signatory             )
                                        )
Per:                                    )
     -----------------------------------        --------------------------------
       Assigned Signatory               )               number of Shares




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FORM 6A                    SEED SHARE RESALE RESTRICTIONS                 PAGE 8
(AS AT AUGUST 2002)               POOLING AGREEMENT